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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated March 19, 2007, relating to the financial statements of Silver Wheaton Corp., and management's report on internal control over financial reporting, (which reports (1) express an unqualified opinion on the financial statements and includes explanatory paragraphs referring to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006, and to our audit report to the shareholders of Silver Wheaton Corp. on our audit conducted in accordance with Canadian generally accepted auditing standards, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), appearing in the Annual Report on Form 40-F of Silver Wheaton Corp. for the year ended December 31, 2006, and to the reference to us under the heading "Experts" in the Annual Information Form dated March 21, 2007 which is incorporated by reference in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada
February 8, 2008

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CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS